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                        CALIFORNIA WATER SERVICE COMPANY




                       THIRD SUPPLEMENT TO NOTE AGREEMENT


                             Dated as of May 1, 2002



         Re:         $20,000,000 7.11% Series E Senior Notes
                                 Due May 1, 2032


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


                                        THIRD SUPPLEMENT TO NOTE AGREEMENT


                                                                     Dated as of
                                                                     May 1, 2002

To the Purchasers named in
Schedule A hereto


Ladies and Gentlemen:

         This Third Supplement to Note Purchase Agreement (the "Third Supplement") is between California Water Service Company (the "Company") whose address is 1720 North First Street, San Jose, California 95112 and the institutional investors named on Schedule A attached hereto (the "Purchasers").

         Reference is hereby made to that certain Note Agreement dated as of March 1, 1999 (the "Note Agreement") between the Company and the purchasers listed on Schedule I thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Agreement. Reference is further made to Section 4.3 thereof which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

         The Company hereby agrees with the Purchasers named on Schedule A hereto as follows:

         1. The Company has authorized the issue and sale of $20,000,000 aggregate principal amount of its 7.11% Series E Senior Notes due May 1, 2032 (the "Series E Notes"). The Series E Notes, together with the Series B Notes initially issued pursuant to the Note Agreement, the Series C Notes issued pursuant to the First Supplement to Note Agreement dated as of October 1, 2000, the Series D Notes issued pursuant to the Second Supplement to Note Agreement dated as of September 1, 2001 and each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.4 of the Note Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 9.2 of the Note Agreement). The Series E Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

         2. Subject to the terms and conditions hereof and as set forth in the Note Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series E Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

         3. Delivery of the $20,000,000 in aggregate principal amount of the Series E Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603-4080 against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America, ABA No. 121000358, Account No. 14879-00161, Account Name:
California Water Service Company Security Sales, in the amount of the purchase price at 11:00 A.M., San Francisco, California time, on May 23, 2002 or such later date (not later than May 31, 2002) as shall mutually be agreed upon by the Company and the Purchasers of the Series E Notes (the "Closing Date").

         4. Prepayment of Notes.

         (a) Required Prepayments. No prepayments are required to be made with respect to the Series E Notes prior to the expressed maturity date thereof other than prepayments made in connection with an acceleration of the Series E Notes pursuant to the provisions of Section 6.3 of the Note Agreement.

         (b) Optional Prepayment with Premium. Upon compliance with Section 4(d) below the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of any Series, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes of such Series, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this Section 4(b).

         (c) Optional Prepayment at Par in the Event of Condemnation. In the event a Material Condemnation shall have occurred with respect to any property of the Company or a Restricted Subsidiary, then upon compliance with Section 4(d) below the Company shall have the privilege of applying the proceeds of any condemnation award received in connection with such Material Condemnation to the prepayment of the principal amount of the Notes of any Series then outstanding, or any portion thereof to the extent of such proceeds, together with accrued interest thereon to the date of such prepayment. Any optional prepayment made pursuant to this Section 4(c) shall be without premium.

         (d) Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 4(b) or 4(c) to each Holder of Notes to be prepaid not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the Section of this Third Supplement under which the prepayment is to be made, (c) the principal amount of the Holder's Notes to be prepaid on such date, (d) whether a premium may be payable, (e) the date when the premium, if any, will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (g) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each Holder of a Note to be prepaid written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

         (e) Application of Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 4(b) or 4(c), the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         (f) Direct Payment. Notwithstanding anything to the contrary contained in the Note Agreement, this Third Supplement or the Notes, in the case of any Note owned by any Holder that is a Purchaser, Additional Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 4(f) shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

         (g) Make Whole Amount. The term "Make-Whole Amount" shall mean with respect to the Series E Notes in connection with any prepayment or acceleration, the following: the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Series E Notes being prepaid. If the Reinvestment Rate is equal to or higher than 7.11%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount for the Series E Notes, the following terms have the following meanings:

                  "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 10:00 A.M. (Chicago, Illinois time) for the United States government Securities have a maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal of the Notes being prepaid or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Remaining Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Remaining Life to Maturity, yields for the published maturity next longer than the Remaining Life to Maturity and for the published maturity next shorter than the Remaining Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                  "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Series E Notes, subject to approval of the Company which approval will not be unreasonably withheld.

                  "Remaining Life to Maturity" of the principal amount of the Series E Notes being prepaid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the final maturity of the Series E Notes being prepaid.

         5. Closing Conditions.

         (a) Conditions. The obligation of each Purchaser to purchase the Series E Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Series E Notes and to the following further conditions precedent:

                  (i) Closing Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Series E Notes proposed to be sold to such Purchaser and to the effect that (1) the representations and warranties of the Company set forth in Exhibit 2 hereto are true and correct on and with respect to the Closing Date,
         (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

                  (ii) Compliance Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the Senior Financial Officer of the Company stating that such officer has reviewed the provisions of the Note Agreement and this Third Supplement and setting forth the information and computation (in sufficient detail) required in order to establish whether the Company is in compliance with Section 5.6 of the Note Agreement on the Closing Date.

                  (iii) Legal Opinions. Such Purchaser shall have received from McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, and Chapman and Cutler, special counsel for the Purchasers, their opinions dated the Closing Date, in form and substance satisfactory to such Purchasers, and covering the matters set forth respectively in Exhibits 3 and 4 hereto.

                  (iv) Regulatory Approval. Prior to the Closing Date, the issue and sale of the Series E Notes shall have been duly authorized or approved by appropriate order of the Public Utilities Commission of the State of California (the "Commission"). Such order shall be final and in full force and effect and not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such order which are to be fulfilled on or prior to the issuance of the Series E Notes shall have been fulfilled. The Company shall have delivered to the Purchasers and their special counsel a certified copy of such order and the application therefor.

                  (v) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Series E Notes scheduled to be sold on the Closing Date pursuant to this Third Supplement.

                  (vi) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Third Supplement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

                  (vii) Purchase Permitted By Applicable Law. On the Closing Date, the purchase of Series E Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which any Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

                  (viii) Payment of Special Counsel Fees. The Company shall have paid, on or before the Closing Date, the fees, charges and disbursements of the Purchasers' special counsel referred to in (iii) above, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

                  (ix) Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series E Notes.

         (b) The obligation of the Company to deliver the Series E Notes hereunder is subject to the conditions that (i) the Commission shall have authorized the issuance and sale by the Company of the Series E Notes at the price herein provided and said authorization shall be in full force and effect and (ii) the entire principal amount of the Series E Notes scheduled to be sold on the Closing Date pursuant to this Third Supplement shall have been tendered by the Purchasers. If the condition specified in this Section 5(b) shall not have been fulfilled prior to or on the Closing Date, this Third Supplement and all the obligations of the Company hereunder, except as provided in Section 9.4 of the Note Agreement, may be cancelled by the Company.

         (c) If on the Closing Date the Company fails to tender to any Purchaser the Series E Notes to be issued to any Purchaser on such date or if the conditions specified in Section 5(a) have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Third Supplement. Without limiting the foregoing, if the conditions specified in
Section 5(a) have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this Section 5(c) shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

         6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 3.2 of the Note Agreement are true and correct on the date hereof with respect to the Series E Notes purchased by such Purchasers.

         7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Agreement as if such Purchaser were an original signatory to the Note Agreement.

California Water Service Company
Third Supplement

         The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.


                                    CALIFORNIA WATER SERVICE COMPANY


                                    By _________________________________________
                                       Name:  Peter C. Nelson___________________
                                       Title: President and Chief Executive
                                              Officer___________________________

Accepted as of  May ___, 2002

                                    ALLSTATE LIFE INSURANCE COMPANY


                                    By _________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________


                                    ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK


                                    By _________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________

California Water Service Company
Third Supplement



Accepted as of May ___, 2002

                                    NEW YORK LIFE INSURANCE COMPANY


                                    By _________________________________________
                                       Name:  __________________________________
                                       Title:  _________________________________

                       INFORMATION RELATING TO PURCHASERS

                                                    PRINCIPAL AMOUNT OF SERIES E
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY                             $8,000,000
3075 Sanders Road, STE G5D
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-8922
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

         BBK =        Harris Trust and Savings Bank
                      ABA #071000288
         BNF =        Allstate Life Insurance Company
                      Collection Account #168-117-0
         ORG =        [Name of Issuer]
         OBI  =       DPP - [Insert Private Placement Number]--
                      Payment Due Date (MM/DD/YY)--
                      P ______ (enter "P" and the amount of principal being
                           remitted, for example, P5000000.00)--
                      I ______ (enter "I" and the amount of interest being
                           remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-6672
         Telecopy:  (847) 326-5040

All  financial   reports,   compliance   certificates   and  all  other  written
communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

                                   SCHEDULE A
                                 (to Supplement)

                                                    PRINCIPAL AMOUNT OF SERIES E
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY                             $2,000,000
  OF NEW YORK
3075 Sanders Road, STE G5D
Northbrook, Illinois  60062-7127
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telefacsimile Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

         BBK =        Harris Trust and Savings Bank
                      ABA #071000288
         BNF =        Allstate Life Insurance Company of New York
                      Collection Account #168-120-4
         ORG =        [Name of Issuer]
         OBI  =       DPP - [Insert Private Placement Number]--
                      Payment Due Date (MM/DD/YY)--
                      P ______ (enter "P" and the amount of principal being
                           remitted, for example, P5000000.00)--
                      I ______ (enter "I" and the amount of interest being
                           remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Allstate Insurance Company
         Investment Operations--Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, Illinois  60062-7127
         Telephone:  (847) 402-6672
         Telecopy:  (847) 326-5040

All  financial   reports,   compliance   certificates   and  all  other  written
communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2608394

                                                    PRINCIPAL AMOUNT OF SERIES E
NAME AND ADDRESS OF PURCHASER                          NOTES TO BE PURCHASED

NEW YORK LIFE INSURANCE COMPANY                            $10,000,000
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York  10010
Attention: Securities Investment Group, Private Finance, 2nd Floor Telefacsimile Number: (212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

         Chase Manhattan Bank
         New York, New York  10019
         ABA #021-000-021
         Credit:  New York Life Insurance Company
         General Account Number 008-9-00687

         With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         New York Life Insurance Company
         c/o New York Investment Management LLC
         51 Madison Avenue
         New York, New York  10010-1603
         Attention:        Financial Management and Operations Group
                           Securities Operations, 2nd Floor
         Fax Number:  (212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1107, Fax Number (212) 576-8340

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5582869

                             [FORM OF SERIES E NOTE]

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (1) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (2) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.


                        CALIFORNIA WATER SERVICE COMPANY

                           7.11% Series E Senior Note
                                 Due May 1, 2032

                                PPN: 130789 M * 8


No.                                                                May ___, 2002

$

         California  Water  Service  Company,  a  California   corporation  (the
"Company"), for value received, hereby promises to pay to


                              or registered assigns
                         on the first day of May, 2032,
                             the principal amount of


                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.11% per annum from the date hereof until maturity, payable semiannually on the first day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.11% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Jose, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

                                   EXHIBIT 1
                                (to Supplement)

         This Note is one of a series of Notes (the "Notes") issued pursuant to a supplement to the Note Agreement dated as of March 1, 1999 (as from time to time amended and supplemented, the "Note Agreement"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 3.2 of the Note Agreement, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                  CALIFORNIA WATER SERVICE COMPANY


                                  By ___________________________________________
                                     Name:  ____________________________________
                                     Title:  ___________________________________

                                      E-1-2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser that:

         1. Corporate Organization, Subsidiaries. The Company is duly organized and existing and in good standing under and by virtue of the laws of the State of California and is duly authorized and empowered to own and operate its properties and to carry on its business, all as and in the places where such properties are now owned and operated and such business is conducted. The Company has no Subsidiaries.

         2. Corporate Authority. The Company has full corporate power and corporate authority to sell and issue the Series E Notes. The issuance and sale of the Series E Notes and the execution and delivery of the Third Supplement will have been duly authorized by the Board of Directors of the Company and by the Public Utilities Commission of the State of California (the "Commission") prior to the Closing Date, and no other action is required to be taken by, and no consents or approvals are required to be obtained from, the shareholders of the Company or any public body or bodies, and no other corporate action of the Company is requisite to such issue and sale.

         3. Business and Property. Each Purchaser has heretofore been furnished with a copy of the Company Information which generally sets forth the principal properties of the Company and the business conducted and proposed to be conducted by the Company.

         4. Indebtedness. Annex A attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company outstanding on March 31, 2002.

         5. Financial Statements and Reports. The Company has furnished each Purchaser with a copy of its audited financial reports for 1999, 2000 and 2001 hereinafter called the "Company Reports," and a copy of Form 10-K filed by California Water Service Group ("CWSG") hereinafter called the "CWSG 10-K" with the Securities and Exchange Commission for 2001, together with all reports or documents required to be filed by CWSG pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the CWSG 10-K. The Company has also furnished each Purchaser with an unaudited quarterly financial statement for the Company for the fiscal quarter ended March 31, 2002, and Forms 10 Q for CWSG for the fiscal quarter ended March 31, 2002 (the "Quarterly Reports"). The financial statements contained in the foregoing Company Reports, the CWSG 10-K, the Quarterly Reports and such other reports and documents were prepared in accordance with generally accepted accounting principles upon a consistent basis and are complete and correct and the balance sheets included therein fairly present the financial condition of the Company or CWSG, as the case may be, as at the respective dates thereof and the Statements of Income, Common Shareholders' Equity and Cash Flows included therein fairly present the results of the operations of the Company for the periods covered thereby, subject in the case of unaudited statements to normal year-end adjustments.

         6. Material Contracts. The Company has no contracts or commitments, whether contingent or other, which are material to the Company and which were not made in the ordinary

                                   EXHIBIT 2
                                (to Supplement)
course of business. Certain material contracts related to water supply are listed in Annex B hereto. The Company has no contracts or commitments, contingent or other, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other. As at December 31, 2001, there were no material liabilities of the Company (other than those under contracts entered into in the normal and ordinary course of business), actual, contingent or accrued, which were not reflected in the Company Reports and CWSG 10-K except for (i) liability in respect of uncompleted construction work under open contracts in connection with the Company's construction program and (ii) the obligations of the Company to contribute to a pension plan, an employees' savings plan and a health and welfare plan.

         7. No Material Adverse Change. (a) There has been no change in the condition of the Company, financial or other, from that set forth or reflected in the Company Information, other than changes which may have occurred in the ordinary course of business or by reason of ordinary dividends paid or declared or outstanding First Mortgage Bonds redeemed by the Company in accordance with their terms, and no such changes in the ordinary course of business have been material adverse changes.

         (b) Since December 31, 2001, neither the business, operations, properties nor assets of the Company have been adversely affected in any material way by any casualties such as fire, windstorm, riot, strike, explosion, accident, flood, earthquake, lockout, sabotage, activities of armed forces, act of God or the public enemy or condemnation of properties by the United States government or any municipal governmental agency, authority or body.

         8. Title to Properties. The Company is engaged in the business of a public utility water company serving all or a portion of the California cities and communities listed in the 2001 Company Report and paragraph 9 hereof. The Company has good and merchantable title, subject only to the lien of the Mortgage Indenture and to current tax and assessment liens, rights-of-way, easements and certain minor liens, encumbrances, clouds or defects in title which do not materially affect the use thereof, to all the material water distribution facilities (including, without limitation, transmission and distribution mains, pump stations, wells, storage tanks and reservoirs) and other material units of property used in its business except as follows:

                  (a) some of the offices, but not its principal office, are in leased premises and some wells, well sites and other minor distribution facilities are rented; and

                  (b) several wells are located on property which the Company does not own but in which it has an easement for the location of such wells;

and except as to easements and rights-of-way and certain parcels of land (not exceeding for said parcels of land an aggregate book value of $1,000,000) with respect to which there is a possibility of reverter if the property ceases to be used for public utility purposes, and, except that the greater portion of its transmission and distribution systems is located in public highways and streets and in rights-of-way owned by the Company over lands of others, the Company's title thereto is fee simple. Except for parcels of land having an aggregate book value of not more than $1,000,000, the Company has good and merchantable title to all its other property and assets

                                     E-2-2
subject only to the lien of the Mortgage Indenture and the lien of the Dominguez Mortgage Indenture and to current tax and assessment liens and minor liens and encumbrances which do not materially affect the use thereof. All of the properties of the Company are located in the State of California and substantially all of the properties of the Company used or useful in its public utility business are subject to the Mortgage Indenture. As used herein, the term "Dominguez Mortgage Indenture" means the Trust Indenture dated as of August 1, 1954, as supplemented from time to time, between the Company, as successor to Dominguez Water Company ("Dominguez") and U.S. Bank, as Trustee, which provides a lien on properties owned by Dominguez immediately prior to the merger described in paragraph 9 hereof which lien secures $9,000,000 in aggregate principal amount of Dominguez bonds which were assumed by the Company upon the merger.

         9. Franchises. The Company has, in its judgment, adequate franchises and permits without burdensome restrictions (other than those typically contained in franchises and permits of this type) to allow the Company to conduct the business in which it is engaged.

         The Company has two classes of franchises to install and operate water pipes and mains under public streets and highways:

                  (a) so-called "constitutional" franchises obtained by virtue of the provisions of Article XI, Section 19, of the California Constitution, as in effect prior to 1911; and

                  (b) franchises granted pursuant to statutory authority.

         The Company believes, based on the advice of counsel (which is itself based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

          Bakersfield               Marysville              South San Francisco
          Chico                     Oroville                Stockton
          Dixon                     Redondo Beach           Visalia
          Hermosa Beach             Salinas                 Willows
          King City                 San Mateo
          Livermore                 Selma

that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911), that the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI, Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities. The Company also believes, based on the advice of counsel, that this right is not limited to streets in which pipes or mains were laid prior to 1911 but extends at least to all streets in the said municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to

                                     E-2-3
territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon. The Company holds either by assignment or as original grantee franchises granted under statutory authority by the Counties of Kern, Los Angeles, San Joaquin, Santa Clara and Monterey, the Cities of Montebello, Torrance, Cupertino, Sunnyvale, Los Altos, Mountain View, Bakersfield, Commerce, San Carlos, Rolling Hills Estates and Thousand Oaks, and the Towns of Los Altos Hills and Atherton. Following incorporation of the City of Rancho Palos Verdes in 1973, the Company made franchise payments to the City and the City accepted the same as successor in interest to the grantor's rights under the Company's former franchise from the County of Los Angeles; the City has agreed that the Company may exercise its rights in the City under its current County franchise until the expiration of that franchise in 2012. The Company's franchises from the Cities of Palos Verdes Estates, Menlo Park and Woodside terminated in 1977, 1993 and 1994, respectively. While none of the Cities and the Company have executed a new franchise agreement, the Company has made and will continue to make franchise payments to each of the Cities in accordance with the provisions of the prior franchise. In other areas where the Company has no franchise, the Company or its predecessors have distributed water for many years and, to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         On May 25, 2000, Dominguez Service Corporation was merged into the Company and subsequently Dominguez and its subsidiaries were also merged into the Company (collectively, the "merger"). The Company acquired in the Dominguez merger operations in the following cities, counties, townships or localities that Dominguez previously served:

         Bodfish                Kern County                 Los Angeles County
         Carson                 Kernville                   Lucerne
         Compton                Lake Hughes                 Mountain Shadows
         Duncans Mills          Lakeland                    Onyx
         Fremont Valley         Lancaster                   Squirrel Valley
         Guerneville            Leona Valley                Torrance
         Harbor City            Long Beach                  Wofford Heights

Water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by various predecessors of the Company prior to 1911 and the Company believes that it has a prior right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911. Except as noted below, Dominguez has no franchises from these cities and has made no franchise payments to them and, to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

         As to the remaining localities, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Redevelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998. Dominguez continued to provide water services to Compton and the City of Carson Redevelopment Project #2 subsequent to the

                                     E-2-4
expiration of the respective franchises, and to pay franchise fees, and to the Company's knowledge no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         10. Condition of Assets. The physical assets of the Company are in sound operating condition, there are no material arrears in the maintenance of any such physical assets and the Company believes that its sources of water are adequate to meet its requirements for the foreseeable future.

         11. Pending Litigation, Proceedings. (a) There are no actions, suits or proceedings pending at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of the Company, threatened against or affecting the Company not adequately covered by insurance or for which reserves adequate in the Company's judgment have not been established which involve, in the opinion of the Company, a reasonable possibility of judgments or liabilities exceeding $500,000 in the aggregate net of insurance, or which may, in the opinion of the Company result in any material adverse change in the business or properties or in the condition, financial or other, of the Company, or the ability of the Company to perform its obligations under the Third Supplement or the Series E Notes.

         (b) There are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or municipal commission, board or other administrative agency, which materially and adversely affect the water rates of the Company presently in effect.

         (c) The Company is not in default with respect to any order, writ, injunction or decree of any court, or any federal, state or municipal commission, board or other administrative agency and the Company has complied with all applicable statutes and regulations of the United States of America and of any state, municipality or agency of any thereof, in respect of the conduct of its business known or believed by the Company to be applicable thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties.

         12. No Condemnation Proceedings. Since January 1, 1995, no elections have been held or other actions taken authorizing the commencement of proceedings for condemnation of any of the properties of the Company. However, from time to time there are expressions of interest made by public bodies, elected or appointed municipal officials, persons seeking political position or citizens groups urging acquisition of the Company's facilities in one or more of the communities served by the Company. The Company does not believe that any acquisition by a city or municipality of its properties by condemnation or threat thereof would be adverse to the holders of the Series E Notes.

         13. No Burdensome Restrictions. The Company is not subject to any burdensome corporate restrictions in its Articles of Incorporation, By-Laws or otherwise, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and

                                     E-2-5
adversely affect the Company or its business, property, assets, operations or condition, financial or other.

         14. Regulatory Status, Approval. (a) The Company is not a registered holding company or a subsidiary of a registered holding company and the Company is not required to register under the Public Utility Holding Company Act of 1935, as amended. The Company is subject to the jurisdiction of the Commission.

         (b) No consent of, approval or authorization by, filing or registration with, or notice to any governmental or public authority or agency is required for the issuance, sale or delivery of the Series E Notes or the execution, delivery or performance of the Third Supplement, other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect and is not subject to any appeal, hearing, rehearing or contest. All conditions contained in any such authorization which were to be fulfilled on or prior to the issuance of the Series E Notes have been fulfilled. The Company has furnished to your special counsel true, correct and complete copies of said authorization and all applications heretofore filed with or submitted to the Commission in connection with its action to obtain said authorization.

         15. No Defaults, Compliance with Other Instruments. The Company is not in default under any outstanding indentures, contracts or agreements which are material to the Company including, without limitation, the Mortgage Indenture; and on the Closing Date there will not exist any condition which would be a default under any such indenture, contract or agreement. The execution and delivery of the Third Supplement, the consummation of the transactions therein provided for and compliance with the provisions of the Third Supplement and the Series E Notes by the Company will not violate or result in any breach of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, By-Laws or any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the Company may be bound, nor will such acts result in the violation of any applicable law, rule, regulation or order applicable to the Company of any court or governmental authority having jurisdiction in the premises or in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any property or assets of the Company.

         16. Leases. The Company has the right to, and does, enjoy peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating. All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any thereof and no event has occurred and is continuing, and no condition exists that, after notice or passage of time or both could become a material default under any such Lease.

         17. Use of Proceeds. The Company will use the gross proceeds derived from the sale of the Series E Notes under the Third Supplement to refinance existing Indebtedness and to finance a portion of the Company's general construction program. None of the transactions contemplated in the Third Supplement (including, without limitation thereof, the use of the proceeds from the sale of the Series E Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal

                                     E-2-6

Reserve System, 12 C.F.R., Chapter II. The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds from the sale of the Series E Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any margin stock.

         18. ERISA. (a) The fair market value of all assets under all "employee pension benefit plans" (as such term is defined in Section 3(2) of ERISA), maintained by the Company, as from time to time in effect, exceeded as of December 31, 2001, the last annual valuation date, the actuarial present value of all benefits vested under the Plans by more than $10,409,000.

         (b) Neither any of the Plans nor any of the trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any disqualified person with respect to the Plans to the tax or penalty on prohibited transactions imposed by said Section 4975, except that, with respect to any actions or omissions of administrators, trustees, other fiduciaries, parties in interest or disqualified persons of or in respect to the Plans (other than employees of the Company), the Company has no knowledge that any of such persons has committed a prohibited transaction, nor has the Company participated knowingly in or knowingly undertaken to conceal a prohibited transaction with or by any of such persons nor enabled any of them to commit a prohibited transaction.

         (c) Neither any of the Plans subject to Title IV of ERISA nor any trusts related to such plans have been terminated, nor have there been any Reportable Events, as that term is defined in Section 4043 of ERISA (as modified by the regulations thereunder), in respect of those plans since the effective date of ERISA.

         (d) Neither any of the Plans which are subject to Section 302 of ERISA nor any trusts related to such plans have incurred any "accumulated funding deficiency," as such term is defined in said Section 302 (whether or not waived), since the effective date of ERISA.

         (e) The consummation of the transactions provided for in the Third Supplement and compliance by the Company with the provisions thereof and the Series E Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code.

         19. Taxes. All Federal, state and local taxes and assessments due from the Company have been (a) fully paid or adequately provided for on the books of the Company in accordance with generally accepted accounting principles or (b) are being contested in good faith by the Company. There has been no examination of the Federal income tax returns of the Company by the Internal Revenue Service subsequent to the examinations of the returns for tax years 1984-1991.

         20. Compliance with Laws. To the best of the Company's knowledge, after due inquiry, the Company is in compliance with all applicable Federal, state, or local laws, statutes, rules,

                                     E-2-7
regulations or ordinances relating to public heath, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and to exposure to hazardous substances, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties. Except as disclosed in the CWSG 10-K, the Company does not know of any liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) with respect to any property now or heretofore owned or leased by the Company.

         21. Full Disclosure. The financial statements referred to in the Third Supplement do not, nor does the Third Supplement, the Company Information or any written statement (including without limitation the 2001 Company Report and the 2001 CWSG Report) furnished by the Company to you in connection with the negotiation of the sale of the Series E Notes, contain any untrue statement of a material fact or, taken together, omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Note Agreement, the Third Supplement or the Series E Notes.

         22. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series E Notes or any similar Security or has solicited or will solicit an offer to acquire the Series E Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Series E Notes or any similar Security with any Person other than the Purchasers and not more than five (5) other institutional investors, each of whom was offered a portion of the Series E Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Series E Notes or any similar Security or has solicited or will solicit an offer to acquire the Series E Notes or any similar Security from any Person so as to cause the issuance and sale of the Series E Notes not to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended.

                                     E-2-8

                CURRENT DEBT, FUNDED DEBT AND CAPITALIZED LEASES
                              AS OF MARCH 31, 2002


1.       Current Debt

         $29,500,000 borrowed under the Company's bank line of credit with Bank of America.

2.       Funded Debt

         $111,865,000 outstanding under the Company's various series of First Mortgage Bonds with due dates ranging from 2002 to 2023.

         $20,000,000 Series A Senior Notes due November 1, 2025.

         $20,000,000 Series B Senior Notes due November 1, 2028.

         $20,000,000 Series C Senior Notes due November 1, 2030.

         $20,000,000 Series D Series Notes due November 1, 2031.

         $4,000,000 First Mortgage Bonds, Series J due 2023 (formerly Dominguez Water Company)

         $5,000,000 First Mortgage Bonds, Series K due 2012 (formerly Dominguez Water Company)

         $2,866,000 California Department of Water Resources Loans maturing 2011 to 2032.

         $519,000 obligations due on water system acquisitions.

3.       Capitalized Leases

         None.

                                    ANNEX A
                                 (to Exhibit 2)

                         MATERIAL WATER SUPPLY CONTRACTS

1. Water Supply Contract between the Company and the County of Butte relating to the Company's Oroville District.

2. Water Supply Contract between the Company and Kern County Water Agency relating to the Company's Bakersfield District.

3. Water Supply Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

4. Amended Contract between the Company and Stockton East Water District relating to the Company's Stockton District.

5. Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban Purchasers.

6. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's Bear Gulch District.

7. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District.

8. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's San Mateo District.

9. Supplement to Settlement Agreement and Master Water Sales Contract between the Company and the City and County of San Francisco relating to the Company's South San Francisco District.

10. Water Supply Contract between the Company and Santa Clara Valley Water District relating to the Company's Los Altos District.

11. Water Supply Contract between the Company and Pacific Gas and Electric Company related to the Company's Oroville District.

12. Water Supply Contract between the Company and Alameda County Flood Control and Water Conservation District related to the Company's Livermore District.

13. Water Supply Contract between the Company, ARCO Products Company and West Basin Municipal Water District relating to recycled water.

                                    ANNEX B
                                 (to Exhibit 2)

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

         The closing opinion of McCutchen, Doyle, Brown & Enersen LLP, counsel for the Company, which is called for by Section 5(a)(iii) of the Third Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Third Supplement and to issue the Series E Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

                  2. The Note Agreement and the Third  Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. The Series E Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Third Supplement or the Series E Notes other than the authorization of the Commission, which authorization has been duly obtained, and is in full force and effect.

                  5. The issuance and sale of the Series E Notes and the execution, delivery and performance by the Company of the Third Supplement do not violate or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument listed as a material contract in the Company's most recent Annual Report.

                                   EXHIBIT 3
                                (to Supplement)

                  6. Based upon the representations set forth in Section 6 of the Third Supplement, the issuance, sale and delivery of the Series E Notes under the circumstances contemplated by the Third Supplement do not, under existing law, require the registration of the Series E Notes under the Securities Act of 1933, as amended, or the qualification of the Third Supplement or an indenture under the Trust Indenture Act of 1939, as amended.

                  7. Based upon the assumption of the accuracy of information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:

               Bakersfield           Marysville             South San Francisco
               Chico                 Oroville               Stockton
               Dixon                 Redondo Beach          Visalia
               Hermosa Beach         Salinas                Willows
               King City             San Mateo
               Livermore             Selma

         that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911, in the opinion of such counsel, the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of Article XI,
         Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon.

         On May 25, 2000, Dominguez Service Corporation was merged into the Company and subsequently Dominguez and its subsidiaries were also merged into the Company (collectively, the "Merger"). The Company acquired in the Dominguez merger operations in the following cities, counties, townships or localities that Dominguez previously served:

         Bodfish                    Kern County              Los Angeles County
         Carson                     Kernville                Lucerne
         Compton                    Lake Hughes              Mountain Shadows
         Duncans Mills              Lakeland                 Onyx
         Fremont Valley             Lancaster                Squirrel Valley
         Guerneville                Leona Valley             Torrance
         Harbor City                Long Beach               Wofford Heights

                                     E-3-2

Water distribution systems were constructed and service furnished to the inhabitants of the localities currently known as Carson, Compton, Harbor City, Long Beach and Torrance by various predecessors of the Company prior to 1911 and the Company believes that it has a prior right to operate in these locations which right was not extinguished by the incorporation of these cities subsequent to 1911. Except as noted below, Dominguez has no franchises from these cities and has made no franchise payments to them and, to the Company's knowledge, no question has ever been raised as to the right to make water distribution and to maintain all pipes and mains necessary therefor.

         As to the remaining localities, Dominguez has received written franchise agreements which are in full force and effect and has paid all franchise fees to date, with the exception of Compton and the City of Carson Redevelopment Project #2, as to which the franchises expired without renewal in, respectively, 1994 and 1998. Dominguez continued to provide water services to Compton and the City of Carson Redevelopment Project #2 subsequent to the expiration of the respective franchises, and to pay franchise fees, and to the Company's knowledge no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.

         The opinion of McCutchen, Doyle, Brown & Enersen LLP shall cover such other matters relating to the sale of the Series E Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                                     E-3-3

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 5(a)(iii) of the Third Supplement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                  1. The Company is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the Third Supplement and to issue the Series E Notes.

                  2. The Note Agreement and the Third  Supplement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. The Series E Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. The issuance, sale and delivery of the Series E Notes under the circumstances contemplated by the Third Supplement do not, under existing law, require the registration of the Series E Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler may rely upon the opinion of McCutchen, Doyle, Brown & Enersen LLP, as to matters of California law. The opinion of Chapman and Cutler shall also state that the opinion of McCutchen, Doyle, Brown & Enersen LLP, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon

                                   EXHIBIT 4
                                (to Supplement)
representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series E Notes.

                                     E-4-2